As filed with the Securities and Exchange Commission on September 9, 2019
Registration No. 333-222996

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _________________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
  _________________________
Toll Brothers, Inc.*
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	23-2416878
(State or other jurisdiction of incorporation or organization of registrant)	(I.R.S. Employer Identification No.)
 _________________________

250 Gibraltar Road
Horsham, PA 19044
(215) 938-8000
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)
  _________________________
John K. McDonald
General Counsel
Toll Brothers, Inc.
250 Gibraltar Road
Horsham, PA 19044
(215) 938-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
  _________________________
Copy to:

Joseph D. Zavaglia, Esq.
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
(212) 474-1724
 _________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company," in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the
Securities Act. ☐
CALCULATION OF REGISTRATION FEE

	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	(1)	(1)	(1)	(1)
Preferred Stock	(1)	(1)	(1)	(1)
Warrants	(1)	(1)	(1)	(1)
Senior Debt Securities	(1)	(1)	(1)	(1)
Subordinated Debt Securities	(1)	(1)	(1)	(1)
Guarantees	(1), (2)	(1), (2)	(1), (2)	(1), (2)

(1)
Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee.

(2)	Pursuant to Rule 457(n), no separate registration fee is payable with regard to the guarantees.

*	The co-registrants listed on the following pages are also included in this Form S-3 Registration Statement as additional registrants.

The following direct and indirect subsidiaries of Toll Brothers, Inc. may issue the senior debt securities, subordinated debt securities and/or guarantee the senior debt securities and subordinated debt securities and are co-registrants under this registration statement. The address, including zip code, and telephone number, including area code, for each of the co-registrants is 250 Gibraltar Road, Horsham, Pennsylvania 19044, 215 938-8000.

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
First Huntingdon Finance Corp.	Delaware	23-2485787
Toll Brothers Finance Corp.	Delaware	23-3097271
Toll Corp.	Delaware	23-2485860
The following direct and indirect subsidiaries of Toll Brothers, Inc. may guarantee the senior debt securities and subordinated debt securities and are co-registrants under this registration statement. The address, including zip code, and telephone number, including area code, for each of the co-registrants is 250 Gibraltar Road, Horsham, Pennsylvania 19044, 215 938-8000.

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
110-112 Third Ave. Realty Corp.	New York	13-1940046
Dominion III Corp.	Delaware	82-2816173
ESE Consultants, Inc.	Delaware	23-2432981
First Brandywine Investment Corp. II	Delaware	23-2731790
First Brandywine Investment Corp. IV	Delaware	61-1443340
HQZ Acquisitions, Inc.	Michigan	38-3149633
PRD Investors, Inc.	Delaware	46-5522455
Shapell Homes, Inc.	Delaware	94-3490626
Shapell Industries, Inc.	Delaware	95-2578030
TB Proprietary Corp.	Delaware	23-2485790
The Silverman Building Companies, Inc.	Michigan	38-3075345
Toll Architecture I, P.A.	Delaware	20-4889260
Toll Architecture, Inc.	Delaware	20-3532291
Toll Bros. of Arizona, Inc.	Arizona	23-2906398
Toll Bros. of North Carolina, Inc.	North Carolina	23-2777389
Toll Bros. of North Carolina II, Inc.	North Carolina	23-2990315
Toll Bros., Inc.	Pennsylvania	23-2417123
Toll Brothers AZ Construction Company	Arizona	23-2832024
Toll Brothers Canada USA, Inc.	Delaware	61-1756936
Toll Brothers Real Estate, Inc.	Pennsylvania	23-2417116
Toll CA Holdings, Inc.	Delaware	45-4751630
Toll Centennial Corp.	Delaware	56-2489913
Toll Diamond Corp.	Delaware	57-1195241
Toll Golden Corp.	Delaware	56-2489904
Toll Holdings, Inc.	Delaware	23-2569047
Toll Land Corp. No. 50	Delaware	23-2860513
Toll MI VII Corp.	Michigan	82-0747100
Toll Mid-Atlantic V Corp.	Delaware	83-0554961
Toll Mid-Atlantic LP Company, Inc.	Delaware	57-1195257
Toll NJX-I Corp.	Delaware	51-0413821
Toll Northeast V Corp.	Delaware	83-2248031
Toll Northeast LP Company, Inc.	Delaware	57-1195250
Toll Northeast Services, Inc.	Delaware	20-3714378
Toll NV GP Corp.	Nevada	23-2928710
Toll Realty Holdings Corp. I	Delaware	23-2954512
Toll Realty Holdings Corp. II	Delaware	23-2954511
Toll Southeast LP Company, Inc.	Delaware	57-1195213

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll Southeast Inc.	Delaware	83-4107991
Toll SW Holding I Corp.	Nevada	26-3753963
Toll VA GP Corp.	Delaware	23-2551790
Toll VA Member Two, Inc.	Delaware	51-0385726
Toll West Inc.	Delaware	83-3070946
Toll WV GP Corp.	West Virginia	20-3337780
Upper K Investors, Inc.	Delaware	46-5531792
Ashford Land Company, L.P.	Delaware	20-8437831
Audubon Ridge, L.P.	Pennsylvania	23-2668976
Belmont Land, L.P.	Virginia	23-2810333
Binks Estates Limited Partnership	Florida	23-2796300
Broad Run Associates, L.P.	Pennsylvania	23-2979479
Byers Commercial LP	Pennsylvania	20-1606337
CC Estates Limited Partnership	Massachusetts	23-2748927
Cold Spring Hunt, L.P.	Pennsylvania	23-2702468
Coleman-Toll Limited Partnership	Nevada	23-2928708
Dominion Country Club, L.P.	Virginia	23-2984309
Estates at Princeton Junction, L.P.	New Jersey	23-2760779
Fairfax Investment, L.P.	Virginia	23-2982190
First Brandywine Partners, L.P.	Delaware	51-0385730
Greens at Waynesborough, L.P.	Pennsylvania	23-2740013
Hoboken Land LP	New Jersey	20-1466751
Hockessin Chase, L.P.	Delaware	23-2944970
Laurel Creek, L.P.	New Jersey	23-2796297
Loudoun Valley Associates, L.P.	Virginia	23-3025878
NC Country Club Estates Limited Partnership	North Carolina	23-2917299
Porter Ranch Development Co.	California	95-2952018
Silverman-Toll Limited Partnership	Michigan	23-2986323
Sorrento at Dublin Ranch I LP	California	20-3337641
Sorrento at Dublin Ranch III LP	California	20-3337665
South Riding, L.P.	Virginia	23-2994369
South Riding Amberlea LP	Virginia	20-0383954
South Riding Partners Amberlea LP	Virginia	20-0384024
South Riding Partners, L.P.	Virginia	23-2861890
Southport Landing Limited Partnership	Connecticut	23-2784609
Springton Pointe, L.P.	Pennsylvania	23-2810340
Stone Mill Estates, L.P.	Pennsylvania	23-3013974
Swedesford Chase, L.P.	Pennsylvania	23-2939504
TBI/Palm Beach Limited Partnership	Florida	23-2891601
The Bird Estate Limited Partnership	Massachusetts	23-2883360
Toll at Brier Creek Limited Partnership	North Carolina	23-2954264
Toll at Westlake, L.P.	New Jersey	23-2963549
Toll at Whippoorwill, L.P.	New York	23-2888554
Toll Brooklyn L.P.	New York	20-1941153
Toll Brothers AZ Limited Partnership	Arizona	23-2815685
Toll CA, L.P.	California	23-2963547
Toll CA II, L.P.	California	23-2838417
Toll CA III, L.P.	California	23-3031827
Toll CA IV, L.P.	California	23-3029688
Toll CA V, L.P.	California	23-3091624
Toll CA VI, L.P.	California	23-3091657

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll CA VII, L.P.	California	20-1972440
Toll CA VIII, L.P.	California	20-2328888
Toll CA IX, L.P.	California	20-3454571
Toll CA X, L.P.	California	20-3454613
Toll CA XI, L.P.	California	20-3532036
Toll CA XII, L.P.	California	20-3733386
Toll CA XIX, L.P.	California	20-5853968
Toll CA XX, L.P.	California	47-3678669
Toll CO, L.P.	Colorado	23-2978294
Toll CO II, L.P.	Colorado	46-1812136
Toll CO III, L.P.	Colorado	47-2088497
Toll CT Limited Partnership	Connecticut	23-2963551
Toll CT II Limited Partnership	Connecticut	23-3041974
Toll CT III Limited Partnership	Connecticut	27-3790650
Toll CT IV Limited Partnership	Connecticut	45-4291419
Toll DE LP	Delaware	20-0660934
Toll DE II LP	Delaware	26-1358236
Toll Estero Limited Partnership	Florida	72-1539292
Toll FL Limited Partnership	Florida	23-3007073
Toll FL II Limited Partnership	Florida	73-1657686
Toll FL III Limited Partnership	Florida	20-0135814
Toll FL IV Limited Partnership	Florida	20-1158717
Toll FL V Limited Partnership	Florida	20-2862720
Toll FL VI Limited Partnership	Florida	20-3161585
Toll FL VII Limited Partnership	Florida	20-3482591
Toll FL VIII Limited Partnership	Florida	20-4232188
Toll FL X Limited Partnership	Florida	27-1476302
Toll FL XII Limited Partnership	Florida	46-5669537
Toll FL XIII Limited Partnership	Florida	47-2556249
Toll Ft. Myers Limited Partnership	Florida	82-0559443
Toll GA LP	Georgia	20-5854013
Toll Grove LP	New Jersey	20-0215496
Toll Hudson LP	New Jersey	20-0465460
Toll IL HWCC, L.P.	Illinois	75-2985312
Toll IL, L.P.	Illinois	23-2963552
Toll IL II, L.P.	Illinois	23-3041962
Toll IL III, L.P.	Illinois	03-0382404
Toll IL IV, L.P.	Illinois	20-3733446
Toll IL WSB, L.P.	Illinois	20-1000885
Toll Jacksonville Limited Partnership	Florida	20-0204373
Toll Land IV Limited Partnership	New Jersey	23-2737490
Toll Land V Limited Partnership	New York	23-2796637
Toll Land VI Limited Partnership	New York	23-2796640
Toll Land IX Limited Partnership	Virginia	23-2939502
Toll Land X Limited Partnership	Virginia	23-2774670
Toll Land XI Limited Partnership	New Jersey	23-2796302
Toll Land XV Limited Partnership	Virginia	23-2810342
Toll Land XVI Limited Partnership	New Jersey	23-2810344
Toll Land XVIII Limited Partnership	Connecticut	23-2833240
Toll Land XIX Limited Partnership	California	23-2833171
Toll Land XX Limited Partnership	California	23-2838991

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll Land XXI Limited Partnership	Virginia	23-2865738
Toll Land XXII Limited Partnership	California	23-2879949
Toll Land XXIII Limited Partnership	California	23-2879946
Toll Land XXV Limited Partnership	New Jersey	23-2867694
Toll MA Land Limited Partnership	Massachusetts	20-4889176
Toll MA Land III Limited Partnership	Massachusetts	81-4230212
Toll MD AF Limited Partnership	Maryland	23-2740412
Toll MD Limited Partnership	Maryland	23-2963546
Toll MD II Limited Partnership	Maryland	23-2978195
Toll MD III Limited Partnership	Maryland	23-3044366
Toll MD IV Limited Partnership	Maryland	71-0890813
Toll MD V Limited Partnership	Maryland	81-0610742
Toll MD VI Limited Partnership	Maryland	20-1756721
Toll MD VII Limited Partnership	Maryland	20-2101938
Toll MD VIII Limited Partnership	Maryland	20-3675884
Toll MD IX Limited Partnership	Maryland	20-3733408
Toll MD X Limited Partnership	Maryland	20-5469282
Toll MD XI Limited Partnership	Maryland	20-8406566
Toll MI Limited Partnership	Michigan	23-2999200
Toll MI II Limited Partnership	Michigan	23-3015611
Toll MI III Limited Partnership	Michigan	23-3097778
Toll MI IV Limited Partnership	Michigan	20-1501161
Toll MI V Limited Partnership	Michigan	20-2489523
Toll MI VI Limited Partnership	Michigan	47-2837197
Toll MN, L.P.	Minnesota	20-0099987
Toll MN II, L.P.	Minnesota	20-4804528
Toll Naval Associates	Pennsylvania	23-2454576
Toll NC, L.P.	North Carolina	20-2087335
Toll NC II LP	North Carolina	20-5208447
Toll NC III LP	North Carolina	27-1931828
Toll NJ, L.P.	New Jersey	23-2963550
Toll NJ II, L.P.	New Jersey	23-2991953
Toll NJ III, L.P.	New Jersey	23-2993263
Toll NJ IV, L.P.	New Jersey	23-3038827
Toll NJ VI, L.P.	New Jersey	23-3098583
Toll NJ VII, L.P.	New Jersey	20-2635402
Toll NJ VIII, L.P.	New Jersey	20-3337736
Toll NJ XI, L.P.	New Jersey	20-5088496
Toll NJ XII LP	New Jersey	46-5647446
Toll NV Limited Partnership	Nevada	23-3010602
Toll NY L.P.	New York	20-3887115
Toll NY III L.P.	New York	26-3893230
Toll NY IV L.P.	New York	27-1500651
Toll NY V L.P.	New York	47-3281922
Toll Orlando Limited Partnership	Florida	20-2862679
Toll PA Development LP	Pennsylvania	47-3741797
Toll PA Management LP	Pennsylvania	47-3751893
Toll PA, L.P.	Pennsylvania	23-2879956
Toll PA II, L.P.	Pennsylvania	23-3063349
Toll PA III, L.P.	Pennsylvania	23-3097666
Toll PA IV, L.P.	Pennsylvania	23-3097672

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll PA V, L.P.	Pennsylvania	03-0395087
Toll PA VI, L.P.	Pennsylvania	47-0858909
Toll PA VIII, L.P.	Pennsylvania	20-0969010
Toll PA IX, L.P.	Pennsylvania	20-0969053
Toll PA X, L.P.	Pennsylvania	20-2172994
Toll PA XI, L.P.	Pennsylvania	20-3733420
Toll PA XII, L.P.	Pennsylvania	20-1934037
Toll PA XIII, L.P.	Pennsylvania	20-4889135
Toll PA XIV, L.P.	Pennsylvania	26-1603357
Toll PA XV, L.P.	Pennsylvania	26-1415588
Toll PA XVI, L.P.	Pennsylvania	47-1237726
Toll PA XVII, L.P.	Pennsylvania	47-1248397
Toll PA XVIII, L.P.	Pennsylvania	47-1051800
Toll PA XIX, L.P.	Pennsylvania	47-2858350
Toll Realty Holdings LP	Delaware	23-2954509
Toll RI, L.P.	Rhode Island	23-3020191
Toll RI II, L.P.	Rhode Island	27-0043852
Toll SC, L.P.	South Carolina	23-3094632
Toll SC II, L.P.	South Carolina	82-0574725
Toll SC III, L.P.	South Carolina	20-4249465
Toll SC IV, L.P.	South Carolina	26-2314893
Toll Stonebrae LP	California	20-3192668
Toll VA, L.P.	Virginia	23-2952674
Toll VA II, L.P.	Virginia	23-3001131
Toll VA III, L.P.	Virginia	23-3001132
Toll VA IV, L.P.	Virginia	75-2972033
Toll VA V, L.P.	Virginia	47-0887401
Toll VA VI, L.P.	Virginia	20-1972394
Toll VA VII, L.P.	Virginia	20-3675918
Toll VA VIII, L.P.	Virginia	47-1670570
Toll WV LP	West Virginia	20-4249451
Toll YL II, L.P.	California	80-0014182
Toll-Dublin, L.P.	California	23-3070669
89 Park Avenue LLC	New York	23-2796637**
126-142 Morgan Street Urban Renewal LLC	New Jersey	20-5088496**
134 Bay Street LLC	Delaware	20-2635402**
1400 Hudson LLC	New Jersey	20-1466751**
1451 Hudson LLC	New Jersey	20-1466751**
1450 Washington LLC	New Jersey	20-1466751**
1500 Garden St. LLC	New Jersey	20-1466751**
700 Grove Street Urban Renewal LLC	New Jersey	20-0215496**
Arbor Hills Development LLC	Michigan	20-1501161**
Arbors Porter Ranch, LLC	California	95-2952018**
Belmont Country Club I LLC	Virginia	23-2810333**
Belmont Country Club II LLC	Virginia	23-2810333**
Block 255 LLC	New Jersey	20-1466751**
Block 268 LLC	New Jersey	20-1466751**
Brier Creek Country Club I LLC	North Carolina	23-2954264**
Brier Creek Country Club II LLC	North Carolina	23-2954264**
Byers Commercial LLC	Delaware	23-3063349**
Component Systems I LLC	Delaware	23-2417123**

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Component Systems II LLC	Delaware	23-2417123**
CWG Construction Company LLC	New Jersey	20-1104737
Dominion Valley Country Club I LLC	Virginia	23-2984309**
Dominion Valley Country Club II LLC	Virginia	23-2984309**
Enclave at Long Valley I LLC	New Jersey	23-3038827**
Enclave at Long Valley II LLC	New Jersey	23-3038827**
First Brandywine LLC I	Delaware	23-2731790**
First Brandywine LLC II	Delaware	23-2731790**
Frenchman’s Reserve Realty, LLC	Florida	23-2417123**
Goshen Road Land Company LLC	Pennsylvania	57-1195257**
Hatboro Road Associates LLC	Pennsylvania	23-3097666**
Hoboken Cove LLC	New Jersey	20-1466751**
Hoboken Land I LLC	Delaware	20-1466751**
Jacksonville TBI Realty LLC	Florida	23-2417123**
Liseter Land Company LLC	Pennsylvania	23-2687561**
Liseter, LLC	Delaware	23-2687561**
LL Parcel E, LLC	New York	57-1195250**
Long Meadows TBI, LLC	Maryland	23-3044366**
Martinsburg Ventures, L.L.C.	Virginia	23-2865738**
Mizner Realty, L.L.C.	Florida	23-2417123**
Morgan Street JV LLC	Delaware	20-5088496**
Naples TBI Realty, LLC	Florida	23-2417123**
Orlando TBI Realty LLC	Florida	23-2417123**
Placentia Development Company, LLC	California	95-2578030**
Plum Canyon Master LLC	Delaware	95-2578030**
PRD Investors, LLC	Delaware	95-2578030**
PT Maxwell Holdings, LLC	New Jersey	20-3153303
PT Maxwell, L.L.C.	New Jersey	20-3153303**
Rancho Costera LLC	Delaware	95-2578030**
Regency at Denville, LLC	New Jersey	23-2810344**
Regency at Dominion Valley LLC	Virginia	23-2984309**
Regency at Washington I LLC	New Jersey	23-3098583**
Regency at Washington II LLC	New Jersey	23-3098583**
Shapell Hold Properties No. 1, LLC	Delaware	95-2578030**
Shapell Land Company, LLC	Delaware	95-2578030**
South Riding Realty LLC	Virginia	23-2861890**
SR Amberlea LLC	Virginia	20-0383954**
SRLP II LLC	Virginia	23-2994639**
Tampa TBI Realty LLC	Florida	23-2417123**
TB Kent Partners LLC	Delaware	20-3887115**
The Regency Golf Club I LLC	Virginia	23-2984309**
The Regency Golf Club II LLC	Virginia	23-2984309**
Toll Austin TX LLC	Texas	26-0389752**
Toll Austin TX II LLC	Texas	46-4823022
Toll Austin TX III LLC	Texas	47-2161571
Toll BBC LLC	Texas	26-0389704**
Toll BBC II LLC	Texas	26-0389704**
Toll CA I LLC	California	23-2838417**
Toll CA III LLC	California	95-2578030**
Toll CA Note II LLC	California	23-2838417**
Toll Cedar Hunt LLC	Virginia	23-2994369**

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll CO I LLC	Colorado	23-2978294**
Toll Corners LLC	Delaware	23-2963551**
Toll Dallas TX LLC	Texas	26-0389704
Toll EB, LLC	Delaware	23-2810344**
Toll Equipment, L.L.C.	Delaware	23-2417123**
Toll FL I, LLC	Florida	23-3007073**
Toll FL IV LLC	Florida	20-2862720**
Toll FL V LLC	Florida	27-3790713**
Toll Glastonbury LLC	Connecticut	23-3041974**
Toll Henderson LLC	Nevada	23-2417123**
Toll Hoboken LLC	Delaware	20-0465460**
Toll Houston Land LLC	Texas	27-0876926**
Toll Houston TX LLC	Texas	27-0876926
Toll ID I LLC	Idaho	23-2417123**
Toll IN LLC	Indiana	23-2417123**
Toll Jupiter LLC	Florida	20-3368529**
Toll Land VII LLC	New York	57-1195250**
Toll Lexington LLC	New York	27-3767977
Toll MA Development LLC	Massachusetts	57-1195250**
Toll MA Holdings LLC	Delaware	57-1195250**
Toll MA Land II GP LLC	Delaware	57-1195250**
Toll MA Management LLC	Massachusetts	57-1195250**
Toll MA I LLC	Massachusetts	23-2748927**
Toll MA II LLC	Massachusetts	23-2748927**
Toll MA III LLC	Massachusetts	23-2748927**
Toll MA IV LLC	Massachusetts	23-2748927**
Toll MD I, L.L.C.	Maryland	23-2737488**
Toll MD II LLC	Maryland	23-2740412**
Toll MD III LLC	Maryland	20-2101938**
Toll MD IV LLC	Maryland	20-2101938**
Toll Mid-Atlantic II LLC	Delaware	57-1195257**
Toll Midwest LLC	Delaware	57-1195250**
Toll Morgan Street LLC	Delaware	20-5088496**
Toll NC I LLC	North Carolina	23-2917299**
Toll NC IV LLC	North Carolina	20-5208447**
Toll NC Note LLC	North Carolina	23-2917299**
Toll NC Note II LLC	North Carolina	23-2917299**
Toll NJ I, L.L.C.	New Jersey	23-3091620**
Toll NJ II, L.L.C.	New Jersey	23-3091620**
Toll NJ III, LLC	New Jersey	23-2417123**
Toll NJ IV LLC	New Jersey	57-1195250**
Toll Northeast II LLC	Delaware	57-1195250**
Toll Northeast VIII LLC	Delaware	82-2816173**
Toll NY II LLC	New York	57-1195250**
Toll North LV LLC	Nevada	23-2417123**
Toll North Reno LLC	Nevada	23-2417123**
Toll NV GP I LLC	Nevada	23-2928710**
Toll NV Holdings LLC	Nevada	23-2417123**
Toll PA Twin Lakes LLC	Pennsylvania	57-1195257**
Toll Port Imperial LLC	New Jersey	57-1195250**
Toll Prasada LLC	Arizona	23-2417123**

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll San Antonio TX LLC	Texas	20-4888966**
Toll South LV LLC	Nevada	23-2417123**
Toll South Reno LLC	Nevada	23-2417123**
Toll Southeast II LLC	Delaware	57-1195213**
Toll Southwest LLC	Delaware	23-2417123**
Toll Southwest II LLC	Delaware	23-2417123**
Toll Sparks LLC	Nevada	23-2417123**
Toll Stratford LLC	Virginia	20-3116806
Toll SW Holding LLC	Nevada	26-3754027
Toll TX Note LLC	Texas	26-0389704**
Toll VA LLC	Delaware	51-0385728
Toll VA III, L.L.C.	Virginia	23-2417123**
Toll Van Wyck, LLC	New York	23-2796637**
Toll Vanderbilt II LLC	Rhode Island	51-1195217**
Toll-Dublin, LLC	California	23-3070669**
Toll West Coast LLC	Delaware	23-2417123**
Toll West Coast II LLC	Delaware	23-2417123**
Upper K Investors, LLC	Delaware	95-2578030**
Upper K-Shapell, LLC	Delaware	95-3017628
Vanderbilt Capital, LLC	Rhode Island	56-2421664
Virginia Construction Co. I, LLC	Virginia	23-2417123**
Virginia Construction Co. II, LLC	Virginia	23-2417123**

**	Uses Employer Identification Number used by its sole member.

EXPLANATORY NOTE
This Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-222996) (the “Registration Statement”) is being filed for the following purposes:

i)
adding the following subsidiaries of Toll Brothers, Inc. as co-registrants to the Registration Statement to allow such subsidiaries to guarantee the debt securities covered by the Registration Statement:

Toll Mid-Atlantic V Corp.
Toll Northeast V Corp.
Toll Southeast Inc.
Toll West Inc.
LL Parcel E., LLC

ii)	adding such guarantees of debt securities to the Registration Statement; and

iii)	removing the following subsidiaries as co-registrants to the Registration Statement due to their dissolution:

Toll Bros., Inc.
Toll WA GP Corp.
Toll WA LLC

No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, the base prospectus is omitted from this filing.

PART II
Information Not Required In Prospectus
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts.

SEC registration fee	(1)
Fees and expenses of independent accountants	(2)
Trustee fees and expenses	(2)
Legal fees and expenses	(2)
Printing and delivery expenses	(2)
Blue sky fees	(2)
Rating agency fees	(2)
Miscellaneous expenses	(2)

Total	(1)(2)

(1)	Because an indeterminate amount of securities are covered by this Registration Statement, we are deferring payment of the registration fee pursuant to Rules 456(b) and 457(r) under the Securities Act.

(2)
Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings are indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15. Indemnification of Directors and Officers
Arizona Registrants
Toll Bros. of Arizona, Inc. and Toll Brothers AZ Construction Company are incorporated under the laws of Arizona.
Section 10-851 of the Arizona Corporations and Associations Act (“ACAA”) provides that, subject to certain limitations, a corporation may indemnify a director against liability incurred in the proceeding if all of certain specified conditions exist, or as provided in the corporation’s articles of incorporation. A corporation may not indemnify a director who was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification is limited to reasonable expenses incurred in connection with the proceeding. Section 10-851 of the ACAA permits an Arizona corporation to eliminate or limit in its articles of incorporation the liability of a director to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except under certain specified circumstances and permits an Arizona corporation to include in its articles of incorporation a provision permitting or making obligatory indemnification of a director for liability to any person for any action taken, or any failure to take any action, as a director, except for certain exceptions.
Toll Brothers AZ Limited Partnership is registered under the laws of Arizona.
A partnership shall indemnify a withdrawn general partner whose interest is being purchased against all partnership liabilities, whether incurred before or after the withdrawal, except: (a) liabilities incurred by an act of the withdrawn general partner under § 29-1062 of Arizona Revised Statutes (the “A.R.S.”) and (b) liabilities for which the partner was not liable pursuant to § 29-215 of A.R.S. or 29-1026 of A.RS.
Toll Prasada LLC is registered under the laws of Arizona.
The Arizona Limited Liability Company Act (“ALLCA”).Section 29610(A)(13) of the ALLCA permits a limited liability company to indemnify a member, manager, employee, officer, agent or any other person.
California Registrants
Porter Ranch Development Co., Sorrento at Dublin Ranch I LP, Sorrento at Dublin Ranch III LP, Toll CA, L.P., Toll CA II, L.P., Toll CA III, L.P., Toll CA IV, L.P., Toll CA V, L.P., Toll CA VI, L.P., Toll CA VII, L.P., Toll CA VIII, L.P., Toll CA IX, L.P., Toll CA X, L.P., Toll CA XI, L.P., Toll CA XII, L.P., Toll CA XIX, L.P., Toll CA XX, L.P., Toll Land XIX Limited Partnership, Toll Land XX

Limited Partnership, Toll Land XXII Limited Partnership, Toll Land XXIII Limited Partnership, Toll Stonebrae LP, Toll YL II, L.P., and Toll-Dublin, L.P. are registered under the laws of California.
Section 15904.06 of the 2008 California Revised Limited Partnership Act provides that a limited partnership shall reimburse a general partner for payments made, and indemnify a general partner for liabilities incurred by the general partner, in the ordinary course of the activities of the partnership or for the preservation of its activities or property.
Arbors Porter Ranch, LLC, Placentia Development Company, LLC, Toll CA I LLC, Toll CA III LLC, Toll CA Note II LLC, and Toll-Dublin, LLC are registered under the laws of California.
Section 17701.05 of the California Revised Uniform Limited Liability Company Act provides, subject to any limitations contained in the articles of organization and to compliance with this title and any other applicable laws, a limited liability company shall have all the power to indemnify or hold harmless any person.
Colorado Registrants
Toll CO, L.P., Toll CO II, L.P., and Toll CO III, L.P. are registered under the laws of the Colorado.
Section 7-64-401 of the Colorado Uniform Partnership Act (1997) provides that a partnership shall indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership, unless the liabilities were incurred in violation of the partner’s duties to the partnership or the other partners.
Toll CO I LLC is registered under the laws of Colorado.
Section 7-80-407 of the Colorado Limited Liability Company Act permits indemnification of a member or manager in respect of payments made and personal liabilities reasonably incurred by that member or manager in the ordinary and proper conduct of the company’s business or for the preservation of the company’s business or property.
Connecticut Registrants
Southport Landing Limited Partnership, Toll CT II Limited Partnership, Toll CT III Limited Partnership, Toll CT IV Limited Partnership, Toll CT Limited Partnership, and Toll Land XVIII Limited Partnership are registered under the laws of Connecticut.
Section 34-335 of the Connecticut Uniform Partnership Act provides that a partnership shall reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property.
Toll Glastonbury LLC is registered under the laws of Connecticut.
Section 143 of the Connecticut General Statutes provides an operating agreement may: (1) Eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in section 34-141; and (2) provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which an individual is a party because such individual is or was a member or manager.
Delaware Registrants
Dominion III Corp., ESE Consultants, Inc., First Brandywine Investment Corp. II, First Brandywine Investment Corp. IV, First Huntingdon Finance Corp., PRD Investors, Inc., Shapell Homes, Inc., Shapell Industries, Inc., TB Proprietary Corp., Toll Architecture I, P.A., Toll Architecture, Inc., Toll Brothers Canada USA, Inc. Toll Brothers Finance Corp., Toll CA Holdings, Inc., Toll Centennial Corp., Toll Corp., Toll Diamond Corp., Toll Golden Corp., Toll Holdings, Inc., Toll Land Corp. No. 50, Toll Mid-Atlantic V Corp., Toll Mid-Atlantic LP Company, Inc., Toll NJX-I Corp., Toll Northeast V Corp., Toll Northeast LP Company, Inc., Toll Northeast Services, Inc., Toll Realty Holdings Corp. I, Toll Realty Holdings Corp. II, Toll Southeast Inc., Toll Southeast LP Company, Inc., Toll VA GP Corp., Toll VA Member Two, Inc., Toll West Inc., and Upper K Investors, Inc. are incorporated under the laws of Delaware.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation-a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
Ashford Land Company, First Brandywine Partners, L.P., Hockessin Chase, L.P., Toll DE LP, Toll DE II LP, and Toll Realty Holdings LP.
Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.
134 Bay Street LLC, Byers Commercial LLC, Component Systems I LLC, Component Systems II LLC, First Brandywine LLC I, First Brandywine LLC II, Hoboken Land I LLC, Liseter, LLC, Morgan Street JV LLC, Plum Canyon Master LLC, PRD Investors, LLC, Rancho Costera LLC, Shapell Hold Properties No. 1, LLC, Shapell Land Company, LLC, TB Kent Partners LLC, Toll Corners LLC, Toll EB, LLC, Toll Equipment, L.L.C., Toll Hoboken LLC, Toll MA Holdings LLC, Toll MA Land II GP LLC, Toll Mid-Atlantic II LLC, Toll Midwest LLC, Toll Morgan Street LLC, Toll Northeast II LLC, Toll Northeast VIII LLC, Toll Southeast II LLC, Toll Southwest LLC, Toll Southwest II LLC, Toll VA LLC, Toll West Coast LLC, Toll West Coast II LLC, Upper K Investors, LLC, and Upper K-Shapell, LLC are registered under the laws of Delaware.
Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
Florida Registrants
Binks Estates Limited Partnership, TBI/Palm Beach Limited Partnership, Toll Estero Limited Partnership, Toll FL Limited Partnership, Toll FL II Limited Partnership, Toll FL III Limited Partnership, Toll FL IV Limited Partnership, Toll FL V Limited Partnership, Toll FL VI Limited Partnership, Toll FL VII Limited Partnership, Toll FL VIII Limited Partnership, Toll FL X Limited Partnership, Toll FL XII Limited Partnership, Toll FL XIII Limited Partnership, Toll Ft. Myers Limited Partnership, Toll Jacksonville Limited Partnership, and Toll Orlando Limited Partnership are registered under the laws of Florida.
Section 620.1303 of the Florida Revised Uniform Limited Partnership Act provides that a limited partner is not personally liable, directly or indirectly, by way of contribution or otherwise, for an obligation of the limited partnership solely by reason of being a limited partner, even if the limited partner participates in the management and control of the limited partnership.
Frenchman’s Reserve Realty, LLC, Jacksonville TBI Realty LLC, Mizner Realty, L.L.C., Naples TBI Realty, LLC, Orlando TBI Realty LLC, Tampa TBI Realty LLC, Toll FL I, LLC, Toll FL IV LLC, Toll FL V LLC, and Toll Jupiter LLC are registered under the laws of Florida.
Section 605.0409 of the Florida Revised Limited Liability Company Act provides a limited liability company may indemnify and hold harmless a person with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation, or other liability does not arise from certain circumstances enumerated under the Act.
Georgia Registrants
Toll GA LP is registered under the laws of Georgia.
Section 14-9-108 of the Georgia Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, provided that he partnership shall not indemnify any person: (a) for intentional misconduct or a knowing violation of law; or (b) for any transaction for which the person received a personal benefit in violation or breach of any provision of the partnership agreement.
Idaho Registrants
Toll ID I LLC is registered under the laws of Idaho.
Section 53-624 of the Idaho Limited Liability Company Act provides for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

Illinois Registrants
Toll IL HWCC, L.P., Toll IL, L.P., Toll IL II, L.P., Toll IL III, L.P., Toll IL IV, L.P., and Toll IL WSB, L.P. are registered under the laws of Illinois.
Section 406 of the Illinois Uniform Limited Partnership Act (2001) provides that a limited partnership shall reimburse a general partner for payments made and indemnify a general partner for liabilities incurred by the general partner in the ordinary course of the activities of the partnership or for the preservation of its activities or property.
Indiana Registrants
Toll IN LLC is registered under the laws of Indiana.
Chapter 2 of the Indiana Business Flexibility Act provides that, subject to any standards and restrictions set forth in a company’s operating agreement, a limited liability company may indemnify and hold harmless any member, manager, agent or employee from and against any and all claims and demands, unless the action or failure to act for which indemnification is sought constitutes willful misconduct or recklessness.
Maryland Registrants
Toll MD AF Limited Partnership, Toll MD Limited Partnership, Toll MD II Limited Partnership, Toll MD III Limited Partnership, Toll MD IV Limited Partnership, Toll MD V Limited Partnership, Toll MD VI Limited Partnership, Toll MD VII Limited Partnership., Toll MD VIII Limited Partnership, Toll MD IX Limited Partnership, Toll MD X Limited Partnership, and Toll MD XI Limited Partnership are registered under the laws of Maryland.
Section 9A-401 of the Maryland Revised Uniform Partnership Act provides that a partnership shall reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property.
Long Meadows TBI, LLC, Toll MD I, L.L.C., Toll MD II LLC, Toll MD III LLC, and Toll MD IV LLC are registered under the laws of Maryland.
Section 4A-203 of Maryland’s Corporation and Associations statute provides a limited liability company may indemnify and hold harmless any member, agent or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.
Massachusetts Registrants
CC Estates Limited Partnership, The Bird Estate Limited Partnership, Toll MA Land Limited Partnership, and Toll MA Land III Limited Partnership are registered under the laws of Massachusetts.
Section 19 of Chapter 109 of the Massachusetts General Laws provides that a limited partner is not liable for the obligations of a limited partnership unless he is also a general partner or, in addition to the exercise of his rights and powers as a limited partner, he participates in the control of the business; provided, however, that if the limited partner participates in the control of the business, he is liable only to persons who transact business with the limited partnership reasonably believing, based upon the limited partner's conduct, that the limited partner is a general partner.
Toll MA Development LLC, Toll MA Management LLC, Toll MA I LLC, Toll MA II LLC, Toll MA III LLC, and Toll MA IV LLC are registered under the laws of Massachusetts.
Section 8 of the Massachusetts Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
Michigan Registrants
HQZ Acquisitions, Inc., The Silverman Building Companies, Inc., and Toll MI VII Corp. are incorporated under the laws of Michigan.
The Michigan Business Corporation Act (the “MBCA”) contains provisions governing the indemnification of directors and officers by Michigan corporations. The MBCA provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.
Silverman-Toll Limited Partnership, Toll MI Limited Partnership, Toll MI II Limited Partnership, Toll MI III Limited Partnership, Toll MI IV Limited Partnership, Toll MI V Limited Partnership, and Toll MI VI Limited Partnership are registered under the laws of Michigan.
Section 449.1303 of the Michigan Revised Uniform Limited Partnership Act provides that a limited partner is not liable for the obligations of the limited partnership unless the limited partner is also a general partner or the limited partner takes part in the control of the business.
Arbor Hills Development LLC is registered under the laws of Michigan.
Section 216 of the Michigan Limited Liability Company Act provides that, except as otherwise provided in an operating agreement, a limited liability company may indemnify, hold harmless, and defend a member, manager, or other person from and against any and all losses, expenses, claims, and demands sustained by that person, except that the company may not indemnify the person for liability in connection with the receipt of a financial benefit to which the person is not entitled, voting or assenting to a distribution in violation of the company’s operating agreement or the law, or a knowing violation of the law.
Minnesota Registrants
Toll MN, L.P. and Toll MN II, L.P. are registered under the laws of Minnesota.
Section 321.0302 of the Minnesota Uniform Partnership Act (2001) provides limited partner is not personally liable, directly or indirectly, by way of contribution or otherwise, for an obligation of the limited partnership solely by reason of being a limited partner, even if the limited partner participates in the management and control of the limited partnership.
Nevada Registrants
Toll NV GP Corp., and Toll SW Holding I Corp. are incorporated under the laws of Nevada.
Section 78.7502 of Chapter 78 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he: (a) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful; or (b) is not liable under Section 78.138 of the Nevada Business Corporation Act. Under that Section, a director or officer is not liable to the corporation unless such person breached their fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law.
Coleman-Toll Limited Partnership, and Toll NV Limited Partnership are registered under the laws of Nevada.
Section 88.430 of the Nevada Revised Statutes provides that a limited partner is not liable for the obligations of a limited partnership unless the limited partner is also a general partner and participates in the control of the business.
Toll Henderson LLC, Toll North LV LLC, Toll North Reno LLC, Toll NV GP I LLC, Toll NV Holdings LLC, Toll South LV LLC, Toll South Reno LLC, Toll Sparks LLC, and Toll SW Holding LLC are registered under the laws of Nevada.
Section 86.411 of the Nevada Limited Liability Company Act provides a limited-liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, subject to specific standards and restrictions.

New Jersey Registrants
Estates at Princeton Junction, L.P., Hoboken Land LP, Laurel Creek, L.P., Toll at Westlake, L.P., Toll Grove LP, Toll Hudson LP, Toll Land IV Limited Partnership, Toll Land XI Limited Partnership, Toll Land XVI Limited Partnership, Toll Land XXV Limited Partnership, Toll NJ, L.P., Toll NJ II, L.P., Toll NJ III, L.P., Toll NJ IV, L.P., Toll NJ VI, L.P., Toll NJ VII, L.P., Toll NJ VIII, L.P., Toll NJ XI, L.P., and Toll NJ XII LP are registered under the laws of New Jersey.
Section 42:2A-67 of New Jersey’s Uniform Partnership Act (1996) provides that a domestic limited partnership may indemnify any general partner made a party to an action in the right of a limited partnership to procure a judgment in its favor by reason of his being or having been a general partner in the limited partnership, against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of the action, or in connection with an appeal therein if the general partner acted in good faith and in a manner the general partner reasonably believed to be in or not opposed to the best interests of the limited partnership.
126-142 Morgan Street Urban Renewal LLC, 1400 Hudson LLC, 1450 Washington LLC, 1451 Hudson LLC, 1500 Garden St. LLC, 700 Grove Street Urban Renewal LLC, Block 255 LLC, Block 268 LLC, CWG Construction Company LLC, Enclave at Long Valley I LLC, Enclave at Long Valley II LLC, Hoboken Cove LLC, PT Maxwell Holdings, LLC, PT Maxwell, L.L.C., Regency at Denville, LLC, Regency at Washington I LLC, Regency at Washington II LLC, Toll NJ I, L.L.C., Toll NJ II, L.L.C., Toll NJ III, LLC, Toll NJ IV LLC, and Toll Port Imperial LLC are registered under the laws of New Jersey.
Section 42: 2C-38 of the New Jersey Revised Uniform Limited Liability Company Act provides that a limited liability company shall indemnify a company agent against any debt, obligation, expense or other liability incurred by that company agent in the course of the company agent's activities on behalf of the limited liability company or another enterprise at the request of the limited liability company, if, in making the payment or incurring the debt, obligation, expense or other liability, the company agent complied with the duties.
New York Registrants
110-112 Third Ave. Realty Corp. is incorporated under the laws of New York.
Section 722 of the New York Business Corporation Law provides a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation or any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or office of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or office of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and in criminal actions, had no reasonable cause to believe that his conduct was unlawful.
Toll at Whippoorwill, L.P., Toll Brooklyn L.P., Toll Land V Limited Partnership, Toll Land VI Limited Partnership, Toll NY L.P., Toll NY III L.P., Toll NY IV L.P., and Toll NY V L.P. are registered under the laws of New York.
Section 115-c of New York Code partnership law provides a limited partnership may indemnify any general partner, made a party to an action in the right of a limited partnership to procure a judgment in its favor by reason of the fact that he, his testator or intestate was a general partner in the limited partnership, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such general partner is adjudged to have breached his duty to the limited partnership.
89 Park Avenue LLC, LL Parcel E, LLC, Toll Land VII LLC, Toll Lexington LLC, Toll NY II LLC, and Toll Van Wyck, LLC are registered under the laws of New York.
Section 420 of the New York Limited Liability Company Law provides that, subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member or manager or other person from and against any and all claims and demands whatsoever. However, no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes that (i) such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

North Carolina Registrants
Toll Bros. of North Carolina, Inc. and Toll Bros. of North Carolina II, Inc. are incorporated under the laws of North Carolina.
Section 55-8-51 of the North Carolina General Statutes provides a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (a) he conducted himself in good faith; and (b) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.  A corporation may not indemnify a director under if the director was adjudged liable to the corporation improperly received by him.
NC Country Club Estates Limited Partnership, Toll at Brier Creek Limited Partnership, Toll NC, L.P., Toll NC II LP, and Toll NC III LP are registered under the laws of North Carolina.
Section 45 of the North Carolina’s Uniform Limited Partnership Act provides a partner in a registered limited liability partnership is not individually liable, directly or indirectly, including by indemnification, contribution, assessment, or otherwise, for the debts, obligations, and liabilities of, or chargeable to, the registered limited liability partnership that arise from errors, omissions, negligence, malpractice, incompetence, or malfeasance committed by another partner or by an employee, agent, or other representative of the partnership; provided, however, nothing in this Chapter shall affect the liability of a partner of a professional registered limited liability partnership for his or her own errors, omissions, negligence, malpractice, incompetence, or malfeasance committed in the rendering of professional services.
Brier Creek Country Club I LLC, Brier Creek Country Club II LLC, Toll NC I LLC, Toll NC IV LLC, Toll NC Note LLC, and Toll NC Note II LLC are registered under the laws of North Carolina.
Section 57D-3-31 of the North Carolina Limited Liability Company Act provides that a limited liability company must indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, a manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding. A North Carolina limited liability company is required to reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the business or preservation of the business or property, whether acting in the capacity of a manager, member, or other company official if, in making the payment or incurring the obligation, the person complied with the duties and standards of conduct (i) under General Statute 57D-3-21 (relating to duties and standards of conduct of managers), as modified or eliminated by the operating agreement or (ii) otherwise imposed by applicable law.
Pennsylvania Registrants
Toll Bros., Inc. and Toll Brothers Real Estate, Inc. are incorporate under the laws of Pennsylvania.
Section 1741 of the Pennsylvania Business Corporation Law provides that unless otherwise restricted in its bylaws, a business corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.
Audubon Ridge, L.P., Broad Run Associates, L.P., Byers Commercial LP, Cold Spring Hunt, L.P., Greens at Waynesborough, L.P., Springton Pointe, L.P., Stone Mill Estates, L.P., Swedesford Chase, L.P., Toll Naval Associates, Toll PA Development LP, Toll PA Management LP, Toll PA, L.P., Toll PA II, L.P., Toll PA III, L.P., Toll PA IV, L.P., Toll PA V, L.P., Toll PA VIII, L.P., Toll PA VI, L.P., Toll PA IX, L.P., Toll PA X, L.P., Toll PA XI, L.P., Toll PA XII, L.P., Toll PA XIII, L.P., Toll PA XIV, L.P., Toll PA XV, L.P., Toll PA XVI, L.P., Toll PA XVII, L.P., Toll PA XVIII, L.P., and Toll PA XIX L.P. are registered under the laws of Pennsylvania.
Section 8510 of the Pennsylvania Revised Uniform Limited Partnership Act provides that subject to such standards and restrictions, if any, as are set forth in the partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Goshen Road Land Company LLC, Hatboro Road Associates LLC, Liseter Land Company LLC, and Toll PA Twin Lakes LLC are registered under the laws of Pennsylvania.
Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 provides that a Pennsylvania limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever; provided, however, that a limited liability company may not indemnify a manager, member or other person for an act that is determined by a court to constitute willful misconduct or recklessness.
Rhode Island Registrants
Toll RI, L.P. and Toll RI II, L.P. are registered under the laws of Rhode Island.
Chapter 7-13-66 of Rhode Island General Laws provides that subject to any standards and restrictions that are set forth in the partnership agreement, a limited partnership has the power to indemnify and hold harmless any partner or other person from any claims and demands.
Toll Vanderbilt II LLC and Vanderbilt Capital, LLC are registered under the laws of Rhode Island.
Section 7-16-4 of the Rhode Island Limited Liability Company Act provides subject to any standards and restrictions that are set forth in its partnership agreement, a limited partnership has the power to indemnify and hold harmless any partner or other person from any claims and demands.
South Carolina Registrants
Toll SC, L.P., Toll SC II, L.P., Toll SC III, L.P., and Toll SC IV, L.P. are registered under the laws of South Carolina.
Section 33-42-430 of South Carolina’s Uniform Limited Partnership Act provides that a limited partner is not liable for the obligations of a limited partnership unless he is also a general partner, or in addition to the exercise of his rights and powers as a limited partner, he takes part in the control of the business.
Texas Registrants
Toll Austin TX LLC, Toll Austin TX II LLC, Toll Austin TX III LLC, Toll BBC LLC, Toll BBC II LLC, Toll Dallas TX LLC, Toll Houston Land LLC, Toll Houston TX LLC, Toll San Antonio TX LLC, and Toll TX Note LLC are registered under the laws of Texas.
Article 2.20 of the Texas Limited Liability Company Act authorizes a limited liability company to indemnify members and managers, officers, and other persons and purchase and maintain liability insurance for such persons. To the extent that at law or in equity, a member, manager, officer, or other person has duties (including fiduciary duties) and liabilities relating thereto to a limited liability company or to another member or manager, such duties and liabilities may be expanded or restricted by provisions in the regulations.
Virginia Registrants
Belmont Land, L.P., Dominion Country Club, L.P., Fairfax Investment, L.P., Loudoun Valley Associates, L.P., South Riding, L.P., South Riding Amberlea LP, South Riding Partners Amberlea LP, South Riding Partners, L.P., Toll Land IX Limited Partnership, Toll Land X Limited Partnership, Toll Land XV Limited Partnership, Toll Land XXI Limited Partnership, Toll VA, L.P., Toll VA II, L.P., Toll VA III, L.P., Toll VA IV, L.P., Toll VA V, L.P., Toll VA VI, L.P., Toll VA VII, L.P., and Toll VA VIII, L.P. are registered under the laws of Virginia.
The Virginia Revised Uniform Limited Partnership Act provides a limited partner is not liable for the obligations of a limited partnership unless he is also a general partner or, in addition to the exercise of his rights and powers as a limited partner, he participates in the control of the business.
Belmont Country Club I LLC, Belmont Country Club II LLC, Dominion Valley Country Club I LLC, Dominion Valley Country Club II LLC, Martinsburg Ventures, L.L.C., Regency at Dominion Valley LLC, South Riding Realty LLC, SR Amberlea LLC, SRLP II LLC, The Regency Golf Club I LLC, The Regency Golf Club II LLC, Toll Cedar Hunt LLC, Toll Stratford LLC, Toll VA III, L.L.C., Virginia Construction Co. I, LLC, and Virginia Construction Co. II, LLC are registered under the laws of Virginia.
Section 13.1-1009 of the Virginia Limited Liability Company Act permits a Virginia limited liability company, subject to the standards and restrictions set forth in its articles of organization or operating agreement, to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member, manager or other person for reasonable expenses incurred by such a person who is party to a proceeding in advance of final disposition of the proceeding.
West Virginia Registrants
Toll WV GP Corp. is incorporated under the laws of West Virginia.
Section 31D-8-851 of the West Virginia Business Corporation Act provides that a corporation may indemnify an individual made a party to a proceeding because she is or was a director against liability incurred in the proceeding if: (a) she conducted herself in good faith; (b) reasonably believed (i) in the case of conduct in her official capacity with the corporation that her conduct was in its best interest; and (ii) in all other cases, that her conduct was at least not opposed to its best interests; and (c) in case of any criminal proceeding, she had no reason to believe her conduct was wrong. A corporation may not indemnify a director under this section if the director in connection with the proceeding was adjudged liable to the corporation or the director was adjudged liable on the basis that she improperly received a personal benefit.
Toll WV LP is registered under the laws of West Virginia.
West Virginia’s Uniform Limited Partnership Act provides that a limit partner is not liable for the obligations of a limited partnership unless she is a general partner or exercises the rights and powers of a limited partner in addition to taking part in controlling the business.
The Company carries directors’ and officers’ liability insurance that covers certain liabilities and expenses of its directors and officers. We have also entered into individual indemnification agreements with each of our directors.

Item 16. Exhibits

1.1**	Underwriting Agreement.
3.1
Second Restated Certificate of Incorporation of the Registrant, dated September 8, 2005, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-Q for the quarter ended July 31, 2005.

3.2
Certificate of Amendment of the Second Restated Certificate of Incorporation of the Registrant, filed with the Secretary of State of the State of Delaware, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2010.

3.3
Certificate of Amendment of the Second Restated Certificate of Incorporation of the Registrant, as amended, filed with the Secretary of State of the State of Delaware, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2011.

3.4
Certificate of Amendment of the Second Restated Certificate of Incorporation of the Registrant, dated as of March 8, 2016, is hereby incorporated by reference to Annex B to the Registrant’s definitive proxy statement on Schedule 14A its 2016 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on February 2, 2016.

3.5
By-laws of the Registrant, as Amended and Restated June 11, 2008, are hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2008.

3.6
Amendment to the By-laws of the Registrant, dated as of September 24, 2009, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2009.

3.7
Amendment to the By-laws of the Registrant, dated as of June 15, 2011, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2011.

3.8
Amendment to the By-laws of the Registrant, dated as of January 20, 2016, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2016.

3.9
Amendment to the By-laws of the Registrant, dated as of September 20, 2016, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2016.

4.1	Specimen Common Stock Certificate is hereby incorporated by reference to Exhibit 4.1 of the Registrant’s Form 10-K for the fiscal year ended October 31, 2017.
4.2**	Form of stock certificate for the Preferred Stock of the Registrant.
4.3**	Form of Debt Securities.
4.4**	Form of Warrant Agreement.
4.5**	Form of Warrant Certificate.
4.6**	Form of Guarantee of Debt Securities.
4.7
Indenture for Senior Debt Securities dated as of February 7, 2012, among Toll Brothers Finance Corp., as Issuer, Toll Brothers, Inc. as a Guarantor, the other guarantors party thereto and The Bank of New York Mellon, as Trustee, is hereby incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on February 7, 2012.

4.8	Form of Indenture for Subordinated Debt Securities is hereby incorporated by reference to Exhibit 4.11 to the Registrant’s Form S-3ASR filed on October 29, 2008.
4.9	Form of Indenture for Senior Debt Securities is hereby incorporated by reference to Exhibit 4.13 to the Registrant’s Form S-3ASR filed on November 23, 2011.
5.1*	Opinion of Cravath, Swaine & Moore LLP, New York, New York.
5.2*	Opinion of John K. McDonald, Esq., Senior Vice President and General Counsel.
23.1*	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1).
23.2*	Consent of John K. McDonald, Esq., Senior Vice President and General Counsel (included as part of Exhibit 5.2).
23.3*	Consent of Ernst & Young LLP Independent Registered Public Accounting Firm.
24*	Power of Attorney (included in signature pages hereto).
25.1*	Statement of Eligibility of The Bank of New York Mellon on Form T-1 under the Trust Indenture Act of 1939, of the trustee for the form of senior debt indenture.
25.1*
Statement of Eligibility of The Bank of New York Mellon on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee for the Indenture for Senior Debt Securities, dated as of February 7, 2012.

25.2*	Statement of Eligibility of The Bank of New York Mellon on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee for the form of subordinated debt indenture.

25.3*	Statement of Eligibility of The Bank of New York Mellon on Form T-1 under the Trust Indenture Act, as amended, of the trustee for the form of senior debt indenture.
*	Previously filed.
**	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information relating to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) If the registrant is relying on Rule 430B:
(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Toll Brothers, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on September 9, 2019.

TOLL BROTHERS, INC.

By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 9, 2019.

Signature	Title

*	Executive Chairman of the Board of Directors
Robert I. Toll

*	Chief Executive Officer and Director
Douglas C. Yearley, Jr.	(Principal Executive Officer)

*	Chief Operating Officer and President
Richard T. Hartman

*	Senior Vice President and Chief Financial Officer
Martin P. Connor	(Principal Financial Officer)

/s/ Michael J. Grubb	Senior Vice President and Chief Accounting Officer
Michael J. Grubb	(Principal Accounting Officer)

*	Director
Edward G. Boehne

*	Director
Richard J. Braemer

*	Director
Christine N. Garvey

*	Director
Karen H. Grimes

*	Director
Carl B. Marbach

*	Director
John A. McLean

*	Director
Stephen A. Novick

*	Director
Paul E. Shapiro

*	Director
Wendell E. Pritchett

* By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule I of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on September 9, 2019.

Registrants (As Listed on Schedule I of
Additional Registrants)

By:	/s/ Richard T. Hartman
Name:	Richard T. Hartman
Title:
President of each Registrant listed on Schedule I of Additional Registrants that is a corporation or limited liability company and President of the corporate general partner or corporate managing partner or limited liability company general partner of each Registrant listed on Schedule I of Additional Registrants that is a general or limited partnership

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated* on September 9, 2019.

*
Except as otherwise provided herein, each of the following persons hold each of the positions listed next to his/her name for each Registrant listed on Schedule I of Additional Registrants. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entities’ corporate general partner in the capacities indicated.

Signature	Title

*	Chief Executive Officer and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants) (Principal Executive Officer)
Douglas C. Yearley, Jr.

/s/ Richard T. Hartman	President, Chief Operating Officer, Assistant Secretary and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants)
Richard T. Hartman

*	Senior Vice President, Chief Financial Officer, Assistant Secretary and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants) (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

* By:	/s/ Richard T. Hartman
Name:	Richard T. Hartman
Title:	Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule II of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on September 9, 2019.

Registrants (As Listed on Schedule II of
Additional Registrants)

By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated* on September 9, 2019.

*
Except as otherwise provided herein, each of the following persons holds each of the positions listed next to his/her name for each Registrant listed on Schedule II of Additional Registrants. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entities’ corporate general partner in the capacities indicated.

Signature	Title

*	Director (as to corporate Registrants)/Manager (as to limited liability company Registrants (Principal Executive Officer)
Douglas C. Yearley, Jr.

*	President and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants)
Richard T. Hartman

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)
Michael J. Grubb

* By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule IV of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on September 9, 2019.

Registrants (As Listed on Schedule III of
Additional Registrants)

By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 9, 2019.

Signature	Title

*	President and Manager (Principal Executive Officer)
Maurice Darbyshire

*	Vice President, Secretary and Manager
Bonnie Scoggins

*	Treasurer and Manager
Sean A. Breiner

*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

* By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule V of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on September 9, 2019.

Registrants (As Listed on Schedule IV of
Additional Registrants)

By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 9, 2019.

Signature	Title

*	President, Secretary and Manager (Principal Executive Officer)
Gary M. Mayo

*	Manager
Richard T. Hartman

*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

* By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule VI of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on September 9, 2019.

Registrants (As Listed on Schedule V of
Additional Registrants)

By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 9, 2019.

Signature	Title

*	President and Manager (Principal Executive Officer)
Kevin R. Brown

*	Manager and Secretary
Jean Sweet

*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

* By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, ESE Consultants, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on September 9, 2019.

ESE Consultants, Inc.

By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 9, 2019.

Signature	Title

*	Chief Executive Officer, President and Director (Principal Executive Officer)
Richard T. Hartman

*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Martin P. Connor

*	Vice President, Secretary and Director
Timothy Gibbon

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

* By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Toll Architecture, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on September 9, 2019.

Toll Architecture, Inc.

By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 9, 2019.

Signature	Title

*	President, Secretary, Treasurer and Director (Principal Executive Officer)
Jed Gibson

*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

* By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Toll Architecture I, P.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on September 9, 2019.

Toll Architecture I, P.A.

By:	/s/ Jed Gibson
Name:	Jed Gibson
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 9, 2019.

Signature	Title

/s/ Jed Gibson	President, Secretary, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Jed Gibson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Toll Northeast Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on September 9, 2019.

Toll Northeast Services, Inc.

By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 9, 2019.

Signature	Title

*	President (Principal Executive Officer)
Richard T. Hartman

*	Vice President, Secretary and Director
Joseph R. DeSanto

*	Director
Michael McDevitt

*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

* By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Frenchman’s Reserve Realty, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on September 9, 2019.

Frenchman’s Reserve Realty, LLC

By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 9, 2019.

Signature	Title

*	President and Manager (Principal Executive Officer)
Fredrick W. Pfister

*	Secretary and Manager
Mark Smietana

*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

* By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Jacksonville TBI Realty, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on September 9, 2019.

Jacksonville TBI Realty, LLC

By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 9, 2019.

Signature	Title

*	President and Manager (Principal Executive Officer)
Kelly Hofelt

*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

* By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Mizner Realty L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on September 9, 2019.

Mizner Realty L.L.C.

By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 9, 2019.

Signature	Title

*	President, Secretary and Manager (Principal Executive Officer)
Robert Parahus

*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

* By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Orlando TBI Realty, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on September 9, 2019.

Orlando TBI Realty, LLC

By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 9, 2019.

Signature	Title

*	President, Secretary and Manager (Principal Executive Officer)
Lynda Stephens

*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

* By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Toll Jupiter LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on September 9, 2019.

Toll Jupiter LLC

By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 9, 2019.

Signature	Title

*	Manager and President (Principal Executive Officer)
Robert Parahus

*	Manager and Vice President
Fredrick W. Pfister

*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Martin P. Connor

/s/ Michael J. Grubb	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Michael J. Grubb

* By:	/s/ Michael J. Grubb
Name:	Michael J. Grubb
Title:	Attorney-in-Fact

Schedule I of Additional Registrants
Exact Name of Registrant as Specified in its Charter
110-112 Third Ave. Realty Corp.
Dominion III Corp.
First Brandywine Investment Corp. II
First Brandywine Investment Corp. IV
First Huntingdon Finance Corp.
HQZ Acquisitions, Inc.
PRD Investors, Inc.
Shapell Homes, Inc.
Shapell Industries, Inc.
TB Proprietary Corp.
The Silverman Building Companies, Inc.
Toll Bros. of Arizona, Inc.
Toll Bros. of North Carolina, Inc.
Toll Bros. of North Carolina II, Inc.
Toll Bros., Inc.
Toll Brothers AZ Construction Company
Toll Brothers Canada USA, Inc.
Toll Brothers Finance Corp.
Toll Brothers Real Estate, Inc.
Toll CA Holdings, Inc.
Toll Centennial Corp.
Toll Corp.
Toll Diamond Corp.
Toll Golden Corp.
Toll Holdings, Inc.
Toll Land Corp. No. 50
Toll Mid-Atlantic V Corp.
Toll Mid-Atlantic LP Company, Inc.
Toll MI VII Corp.
Toll NJX-I Corp.
Toll Northeast V Corp.
Toll Northeast LP Company, Inc.
Toll Realty Holdings Corp. I
Toll Realty Holdings Corp. II
Toll Southeast Inc.
Toll Southeast LP Company, Inc.
Toll VA GP Corp.
Toll VA Member Two, Inc.
Toll West Inc.
Toll WV GP Corp.
Upper K Investors, Inc.
Ashford Land Company, L.P.
Audubon Ridge, L.P.
Belmont Land, L.P.
Binks Estates Limited Partnership
The Bird Estate Limited Partnership
Broad Run Associates, L.P.
Byers Commercial LP
CC Estates Limited Partnership
Cold Spring Hunt, L.P.
Coleman-Toll Limited Partnership
Dominion Country Club, L.P.
Fairfax Investment, L.P.
First Brandywine Partners, L.P.
Greens at Waynesborough, L.P.

Schedule I of Additional Registrants (continued)
Exact Name of Registrant as Specified in its Charter

Hockessin Chase, L.P.
Loudoun Valley Associates, L.P.
NC Country Club Estates Limited Partnership
Porter Ranch Development Co.
Silverman-Toll Limited Partnership
Sorrento at Dublin Ranch I LP
Sorrento at Dublin Ranch III LP
South Riding Amberlea LP
South Riding, L.P.
South Riding Partners Amberlea LP
South Riding Partners, L.P.
Southport Landing Limited Partnership
Springton Pointe, L.P.
Stone Mill Estates, L.P.
Swedesford Chase, L.P.
TBI/Palm Beach Limited Partnership
Toll at Brier Creek Limited Partnership
Toll at Whippoorwill, L.P.
Toll Brooklyn L.P.
Toll Brothers AZ Limited Partnership
Toll CA, L.P.
Toll CA II, L.P.
Toll CA III, L.P.
Toll CA IV, L.P.
Toll CA V, L.P.
Toll CA VI, L.P.
Toll CA VII, L.P.
Toll CA VIII, L.P.
Toll CA IX, L.P.
Toll CA X, L.P.
Toll CA XI, L.P.

Toll CA XIX, L.P.
Toll CA XX, L.P.
Toll CO, L.P.
Toll CO II, L.P.
Toll CO III, L.P.
Toll CT Limited Partnership
Toll CT II Limited Partnership
Toll CT III Limited Partnership
Toll CT IV Limited Partnership
Toll DE LP
Toll DE II LP
Toll-Dublin, L.P.
Toll Estero Limited Partnership
Toll FL Limited Partnership
Toll FL II Limited Partnership
Toll FL III Limited Partnership
Toll FL IV Limited Partnership
Toll FL V Limited Partnership
Toll FL VI Limited Partnership
Toll FL VII Limited Partnership
Toll FL VIII Limited Partnership
Toll FL X Limited Partnership

Schedule I of Additional Registrants (continued)
Exact Name of Registrant as Specified in its Charter

Toll FL XII Limited Partnership
Toll FL XIII Limited Partnership
Toll Ft. Myers Limited Partnership
Toll GA LP
Toll IL HWCC, L.P.
Toll IL, L.P.
Toll IL II, L.P.
Toll IL III, L.P.
Toll IL IV, L.P.
Toll IL WSB, L.P.
Toll Jacksonville Limited Partnership
Toll Land V Limited Partnership
Toll Land VI Limited Partnership
Toll Land IX Limited Partnership
Toll Land X Limited Partnership
Toll Land XV Limited Partnership
Toll Land XVIII Limited Partnership
Toll Land XIX Limited Partnership
Toll Land XX Limited Partnership
Toll Land XXI Limited Partnership
Toll Land XXII Limited Partnership
Toll Land XXIII Limited Partnership
Toll MA Land Limited Partnership
Toll MA Land III Limited Partnership
Toll MD AF Limited Partnership
Toll MD Limited Partnership
Toll MD II Limited Partnership
Toll MD III Limited Partnership
Toll MD IV Limited Partnership
Toll MD V Limited Partnership
Toll MD VI Limited Partnership
Toll MD VII Limited Partnership
Toll MD VIII Limited Partnership
Toll MD IX Limited Partnership
Toll MD X Limited Partnership
Toll MD XI Limited Partnership
Toll MI Limited Partnership
Toll MI II Limited Partnership
Toll MI III Limited Partnership
Toll MI IV Limited Partnership
Toll MI V Limited Partnership
Toll MI VI Limited Partnership
Toll MN, L.P.
Toll MN II, L.P.
Toll Naval Associates
Toll NC, L.P.
Toll NC II LP
Toll NC III LP
Toll NV Limited Partnership
Toll NY L.P.
Toll NY III L.P.
Toll NY IV L.P.
Toll NY V L.P.

Schedule I of Additional Registrants (continued)
Exact Name of Registrant as Specified in its Charter

Toll Orlando Limited Partnership
Toll PA, L.P.
Toll PA II, L.P.
Toll PA III, L.P.
Toll PA IV, L.P.
Toll PA V, L.P.
Toll PA VI, L.P.
Toll PA VIII, L.P.
Toll PA IX, L.P.
Toll PA X, L.P.
Toll PA XI, L.P.
Toll PA XII, L.P.
Toll PA XIII, L.P.
Toll PA XIV, L.P.
Toll PA XV, L.P.
Toll PA XVI, L.P.
Toll PA XVII, L.P.
Toll PA XVIII, L.P.
Toll PA XIX, L.P
Toll PA Development LP
Toll PA Management LP
Toll Realty Holdings LP
Toll RI, L.P.
Toll RI II, L.P.
Toll SC, L.P.
Toll SC II, L.P.
Toll SC III, L.P.
Toll SC IV, L.P.
Toll Stonebrae LP
Toll VA, L.P.
Toll VA II, L.P.
Toll VA III, L.P.
Toll VA IV, L.P.
Toll VA V, L.P.
Toll VA VI, L.P.
Toll VA VII, L.P.
Toll VA VIII, L.P.
Toll WV, L.P.
Toll YL II, LP
89 Park Avenue LLC
Arbor Hills Development LLC
Arbors Porter Ranch, LLC
Block 268 LLC
Byers Commercial LLC
Component Systems I LLC
Component Systems II LLC
First Brandywine LLC I
First Brandywine LLC II
Goshen Road Land Company LLC
Hatboro Road Associates LLC
Hoboken Land I LLC
Liseter Land Company LLC

Schedule I of Additional Registrants (continued)
Exact Name of Registrant as Specified in its Charter

Liseter, LLC
LL Parcel E, LLC
Long Meadows TBI, LLC.
Martinsburg Ventures, L.L.C.
Placentia Development Company LLC
Plum Canyon Master LLC
PRD Investors, LLC
Rancho Costera LLC
Regency at Dominion Valley LLC
Shapell Hold Properties No. 1, LLC
Shapell Land Company, LLC
SR Amberlea LLC
SRLP II LLC
TB Kent Partners LLC
Toll Austin TX LLC
Toll Austin TX II LLC
Toll Austin TX III LLC
Toll BBC LLC
Toll BBC II LLC
Toll CA I LLC
Toll CA III LLC
Toll CA Note II LLC
Toll Cedar Hunt LLC
Toll CO I LLC
Toll Corners LLC
Toll Dallas TX LLC
Toll-Dublin, LLC
Toll Equipment, L.L.C.
Toll FL I, LLC
Toll FL IV LLC
Toll FL V LLC
Toll Glastonbury LLC
Toll Houston Land LLC
Toll Houston TX LLC
Toll ID I LLC
Toll IN LLC
Toll Land VII LLC
Toll Lexington LLC
Toll MA I LLC
Toll MA II LLC
Toll MA III LLC
Toll MA IV LLC
Toll MD I, L.L.C.
Toll MD II LLC
Toll MD III LLC
Toll MD IV LLC
Toll Mid-Atlantic II LLC
Toll MA Development LLC
Toll MA Holdings LLC
Toll MA Land II GP LLC
Toll MA Management LLC
Toll Midwest LLC
Toll NC I LLC
Toll NC IV LLC
Toll NC Note LLC

Schedule I of Additional Registrants (continued)
Exact Name of Registrant as Specified in its Charter

Toll NC Note II LLC
Toll Northeast II LLC
Toll Northeast VIII LLC
Toll NY II LLC
Toll PA Twin Lakes LLC
Toll Prasada LLC
Toll San Antonio TX LLC
Toll Southeast II LLC
Toll Southwest LLC
Toll Southwest II LLC
Toll Stratford LLC
Toll TX Note LLC
Toll VA LLC
Toll VA III, L.L.C.
Toll Van Wyck, LLC
Toll Vanderbilt II LLC
Toll West Coast LLC
Toll West Coast II LLC
Upper K Investors, LLC
Upper K-Shapell, LLC
Vanderbilt Capital, LLC
Virginia Construction Co. I, LLC
Virginia Construction Co. II, LLC

Schedule II of Additional Registrants
Exact Name of Registrant as Specified in its Charter

Estates at Princeton Junction, L.P.
Hoboken Land LP
Laurel Creek, L.P.
Toll at Westlake, L.P.
Toll Grove LP
Toll Hudson LP
Toll Land IV Limited Partnership
Toll Land XI Limited Partnership
Toll Land XVI Limited Partnership
Toll Land XXV Limited Partnership
Toll NJ, L.P.
Toll NJ II, L.P.
Toll NJ III, L.P.
Toll NJ IV, L.P.
Toll NJ VI, L.P.
Toll NJ VII, L.P.
Toll NJ VIII, L.P.
Toll NJ XI, L.P.
Toll NJ XII LP
126-142 Morgan Street Urban Renewal LLC
134 Bay Street LLC
700 Grove Street Urban Renewal LLC
1400 Hudson LLC
1451 Hudson LLC
1450 Washington LLC
1500 Garden St. LLC
Block 255 LLC
CWG Construction Company LLC
Enclave at Long Valley I LLC
Enclave at Long Valley II LLC
Hoboken Cove LLC
Morgan Street JV LLC
PT Maxwell Holdings, LLC
PT Maxwell, L.L.C.
Regency at Denville, LLC
Regency at Washington I LLC
Regency at Washington II LLC
Toll EB, LLC
Toll Hoboken LLC
Toll Morgan Street LLC
Toll NJ I, L.L.C.
Toll NJ II, L.L.C.
Toll NJ III, LLC
Toll NJ IV LLC
Toll Port Imperial LLC

Schedule III of Additional Registrants
Exact Name of Registrant as Specified in its Charter
Belmont Country Club I LLC
Belmont Country Club II LLC
Brier Creek Country Club I LLC
Brier Creek Country Club II LLC
Dominion Valley Country Club I LLC
Dominion Valley Country Club II LLC
The Regency Golf Club I LLC
The Regency Golf Club II LLC

Schedule IV of Additional Registrants
Exact Name of Registrant as Specified in its Charter
Toll NV GP Corp.
Toll SW Holding I Corp.
Toll Henderson LLC
Toll North LV LLC
Toll North Reno LLC
Toll NV GP I LLC
Toll NV Holdings LLC
Toll SW Holding LLC
Toll South LV LLC
Toll South Reno LLC
Toll Sparks LLC

Schedule V of Additional Registrants
Naples TBI Realty, LLC
Tampa TBI Realty LLC